EXHIBIT 31.1

RULE 13a-14(a) CERTIFICATION

I, Roger L. Fix, certify that:

1.

I have reviewed this Amendment No. 2 to Form 10-Q/A of Standex International Corporation for the quarter ending September 30, 2011;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  January 10, 2012

/s/  Roger L. Fix

______________________________

Roger L. Fix

President/Chief Executive Officer